Exhibit 3.3A


                            CERTIFICATE OF FORMATION

                                       OF

                             PENINSULA CASINOS, LLC

                                * * * * * * *


      1. The name of the limited liability company is Peninsula Casinos, LLC.

      2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company, whose address is the same as in the immediately preceding sentence.


      IN WITNESS WHEREOF, the undersigned, being an authorized person (for the purposes of the Delaware Limited Liability Company Act) forming the limited liability company, has duly authorized, executed and delivered this Certificate of Formation on February 27, 2004.





                              By: /s/SHARON N. PURCELL
                                 ----------------------------
                                  Name:  Sharon N. Purcell
                                  Title:    Authorized Person